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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On March 14, 2006, the Registrant announced that its Board has initiated a search for a new chief executive officer. Mr. Hodgson will leave his positions at the Company and step down from the Board at the end of March of this year but will make himself available on a consulting basis to assist in a transition, and as needed to assist in closing pending transactions. In the meantime, Frank Stronach will assume the role of Interim Chief Executive Officer.

On March 14, 2006, the Registrant further announced that it has reached an agreement for its Austrian subsidiary to distribute premium North American horse racing content directly to Ladbrokes' licensed betting shops throughout the U.K. and Ireland.

On March 15, 2006, the Registrant held a conference call hosted by its Chairman, Frank Stronach. See attached Exhibit 99.3 for a complete transcript of the conference call.

The full text of the press releases issued by the Registrant are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Note: The information contained in this report on Form 8-K (including Exhibits 99.1, 99.2 and 99.3) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01        Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99.1	Copy of Registrant's press release dated March 14, 2006.
Exhibit 99.2	Copy of Registrant's press release dated March 14, 2006
Exhibit 99.3	Transcript of Investor Conference Call held on March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)
March 17, 2006
	By:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES